UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2016 (October 4, 2016)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa

(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Investment in Blue Label Telecoms Limited

On October 4, 2016, Net 1 UEPS Technologies, Inc. (the “Company”), through one of its subsidiaries, Net1 Applied Technologies South Africa Proprietary Limited (“Net1 SA”), entered into a Share Subscription Agreement (the “Blue Label Subscription Agreement”) with Blue Label Telecoms Limited (“Blue Label”), a JSE-listed company which is a leading provider of prepaid electricity and airtime in South Africa. Pursuant to the Blue Label Subscription Agreement, Net1 SA will purchase approximately 117.9 million ordinary shares of Blue Label at a price of ZAR16.96 per share, for an aggregate purchase price of ZAR2.0 billion ($144.0 million) in cash. The Company expects that the proceeds from Net1 SA’s investment in Blue Label will be used to fund an additional investment by Blue Label in Cell C (Proprietary) Limited, a leading mobile provider in South Africa. Closing of the transaction is subject to closing conditions and is expected to occur simultaneously with the closing of Blue Label’s Cell C investment.

The Company expects to fund the transaction through a combination of cash resources, a debt facility from a South African bank and the proceeds from equity issuances.

The foregoing description of the Blue Label Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 10.33 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 5, 2016, the Company issued a press release announcing the execution of the Blue Label Subscription Agreement described in Item 1.01 above. A copy of the Company’s press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description

10.33	Share Subscription Agreement, dated October 4, 2016, between Net1 SA and Blue Label

99.1	Press Release, dated October 5, 2016, issued by the Company

The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: October 6, 2016	By: Herman G. Kotzé
Name: Herman G. Kotzé
Title: Chief Financial Officer